                                                                    EXHIBIT 11.1


                                                                1999        1998        1997
                                                              ---------   --------    ---------
                                                            (In thousands, except per share data)
Net Loss                                                      $(10,355)   $   (209)   $(19,360)
Less: Dividends on Series B Preferred Stock                       (400)       (400)       (400)
                                                              --------    --------    --------

Net Loss Available to Common Shareholders                     $(10,755)   $   (609)   $(19,760)
                                                              ========    ========    ========


Weighted Average Common Shares Outstanding - Basic               7,168       5,854       5,685
                                                              --------    --------    --------

Basic Loss per Common Share                                   $  (1.50)   $  (0.10)   $  (3.48)
                                                              ========    ========    ========

Weighted Average Common Shares Outstanding                       7,168       5,854       5,685
    Dilutive Shares Issuable in Connection with:
      Conversion of Series A Preferred Stock                      --          --          --
      Stock Plans                                                 --          --          --
    Less: Shares purchasable with proceeds from stock plans       --          --          --
                                                              --------    --------    --------

Weighted Average Common Shares Outstanding - Diluted             7,168       5,854       5,685
                                                              --------    --------    --------

Diluted Loss per Common Share                                 $  (1.50)   $  (0.10)   $  (3.48)
                                                              ========    ========    ========